Exhibit 99.(14)(b)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

The Target Portfolio Trust

We consent to the use of our report dated September 19, 2014, with respect to the Target Total Return Bond Portfolio, a series of The Target Portfolio Trust, incorporated by reference into the statement of additional information and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the proxy statement/prospectus.

New York, New York

November 10, 2014